News Release
Contacts:	Douglas G. Goddard	Angie Yang
	Interim CFO	SVP, Investor Relations
	213-401-2311	213-251-2219
	douglasg@centerbank.com	angiey@centerbank.com

CENTER FINANCIAL REPORTS $6.0 MILLION NET INCOME, $0.13 EPS
FOR 2010 THIRD QUARTER

-- Significant Reductions in NPAs and Improving Asset Quality Trends Highlight
Company’s Third Consecutive Quarter of Core Profitable Operations --

LOS ANGELES – October 27, 2010 – Center Financial Corporation (NASDAQ: CLFC), today reported financial results for its 2010 third quarter, posting net income of $6.0 million, equal to $0.13 per diluted common share.  This compares with a net loss of $2.5 million, or $0.19 per common share, in the year-ago third quarter.

“We are pleased with the continued positive trends in our operations that collectively contributed to a strong 2010 third quarter, said Jae Whan (J.W.) Yoo, president and chief executive officer.  “Asset quality metrics continued to improve, with reductions across the board in our watch list loans, nonperforming loans and early stage delinquencies.  This resulted in a lower level of provisioning for loan losses this quarter compared to prior quarters.  Importantly, our business development efforts have led to a strong ramp up in our loan pipeline, particularly in SBA lending.  Notwithstanding the ongoing challenges in the economic environment, we are more optimistic in our ability to sustain profitability in the coming quarters and believe Center Bank is strongly positioned for the opportunities ahead.”

2010 THIRD QUARTER SUMMARY:

■	Net income totaled $6.0 million, equal to $0.13 per diluted common share;

■	Income tax benefit of $846,000, reflecting a reduction of the valuation allowance against the company’s deferred tax asset;

■	Capital ratios further strengthened with total risk-based capital ratio of 19.32% and Tier 1 leverage capital ratio of 12.55% at September 30;

■	Non-covered nonperforming loans, excluding the SBA guarantee, declined by $24.1 million to $40.2 million at September 30;

■	Delinquent non-covered loans 30 to 89 days past due down slightly to $11.5 million;

■	Net charge-offs of $8.0 million, included a total of $1.5 million in recoveries during the quarter;

■	Non-covered loans of $1.47 billion were relatively stable at September 30;

■
Provision for loan losses equaled $4.0 million, and positive asset quality trends led to a modest reduction in the allowance for loan losses to 3.71% of gross non-covered loans at September 30; the ratio of the allowance to non-covered nonperforming loans increased to 126.1%;

■	Total deposits relatively stable at $1.80 billion, with noninterest bearing deposits representing 21.4% of total deposits;

■	Annualized average cost of deposits decreased 6 basis points to 1.13%;

■	Total assets declined by only $7.7 million to $2.27 billion; and

■	Net interest margin narrowed 22 basis points on a sequential basis to 3.31% for Q3 2010.

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Center Financial Corporation	NASDAQ: CLFC
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ASSET QUALITY

Non-covered nonperforming loans at September 30, 2010 declined to $43.2 million, reflecting a $24.3 million reduction from $67.5 million at June 30, 2010.   Excluding the guaranteed portion of SBA loans, non-covered nonperforming loans equaled $40.2 million and $64.2 million, respectively, at September 30 and June 30, 2010.  The company attributed the reduction in non-covered nonperforming loans to three main factors.  First, a $1.5 million note sale was completed during the quarter.  Second, one loan relationship with an outstanding balance of $6.6 million was upgraded to accrual status during the quarter.  Third, two non-covered nonperforming lending relationships were transferred to loans held for sale at the lower of cost or fair market value as of September 30, 2010.  Subsequent to the close of the current third quarter, note sales were completed for these two relationships, which will result in a $12.8 million reduction in loans held for sale in the 2010 fourth quarter financial statements.

Total non-covered nonperforming assets at the end of the 2010 third quarter, including $4.5 million in other real estate owned (OREO), equaled $47.7 million.  This compares with total non-covered nonperforming assets at June 30, 2010 of $70.3 million, including $2.8 million in OREO.  Total non-covered nonperforming assets declined to 3.24% of gross non-covered loans and OREO at September 30, 2010, compared with 4.76% at June 30, 2010.

Delinquent non-covered loans 30 to 89 days past due declined marginally to $11.5 million at the close of the 2010 third quarter from $11.6 million at June 30, 2010.  Performing troubled debt restructurings (TDRs) that are not accounted for in non-covered nonaccrual or delinquent loans equaled $23.9 million at September 30, 2010, compared with $17.7 million at June 30, 2010.

Loans acquired in the previously announced FDIC-assisted transaction are subject to a loss sharing agreement and are referred to as “covered loans.”  Covered loans are reported separately in the consolidated statements of financial condition.

Net charge-offs during the 2010 third quarter equaled $8.0 million, compared with $7.6 million in the preceding second quarter.  Total recoveries of $1.5 million and $2.9 million in the 2010 third and second quarters, respectively, exemplifies the company’s proactive actions to address the credit situation.  As a percentage of average loans on an annualized basis, net charge-offs year-to-date equaled 1.79% of average loans.

Center Financial recorded a provision for loan losses of $4.0 million for the 2010 third quarter.  The improved asset quality metrics resulted in a reduction in the allowance for loan losses to $54.5 million at September 30, 2010, representing 3.71% of gross non-covered loans.  At June 30, 2010, the allowance for loan losses totaled $58.4 million, equal to 3.97% of gross non-covered loans.

LOANS & DEPOSITS

Non-covered loans were relatively stable at $1.47 billion at September 30, 2010 and June 30, 2010.  Declining balances in the commercial real estate and commercial loans were largely offset by increased balances in trade finance, SBA and consumer loans.  Covered loans at September 30, 2010 declined to $112.7 million from $122.4 million at June 30, 2010.  Total loans at September 30, 2010 amounted to $1.58 billion.

Total deposits equaled $1.79 billion at September 30, 2010, down by only $7.7 million from $1.80 billion at June 30, 2010.  Noninterest-bearing demand deposits accounted for 21.4% of total deposits at September 30, 2010 and 22.1% at June 30, 2010.  The company’s loan-to-deposit ratio equaled 85.1% at September 30, 2010 and 85.4% at June 30, 2010.

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Center Financial Corporation	NASDAQ: CLFC
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The average cost of interest-bearing deposits continued to decline, decreasing to 1.44% for the three months ended September 30, 2010 from 1.52% for the three months ended June 30, 2010.  Total cost of deposits declined to 1.13% for the 2010 third quarter, compared with 1.19% for the 2010 second quarter.

BALANCE SHEET SUMMARY & CAPITAL

Total assets decreased to $2.27 billion at September 30, 2010 from $2.28 billion at June 30, 2010.  Average interest-earning assets for the 2010 third quarter equaled $2.05 billion, compared with $1.98 billion for the 2010 second quarter.

Total shareholders’ equity at September 30, 2010 increased to $270.7 million from $265.2 million at June 30, 2010.  Tangible common equity as a percentage of tangible assets, which is a non-GAAP financial measure, increased to 9.52% at September 30, 2010 from 9.25% at June 30, 2010.  With its third consecutive profitable quarter, Center Financial’s capital position continued to strengthen.  Total risk-based capital ratio increased to 19.32%, Tier 1 risk-based capital ratio advanced to 18.04% and Tier 1 leverage ratio expanded to 12.55%.

2010 THIRD QUARTER OPERATIONAL HIGHLIGHTS

Net interest income before provision for loan losses totaled $17.1 million for the 2010 third quarter, compared with $17.5 million for the 2010 second quarter and $14.8 million in the prior-year third quarter.  The average yield on loans for the 2010 third quarter rose to 5.86% from 5.72% for the preceding second quarter, but was down when compared with 5.91% for the 2009 third quarter.

The company’s net interest margin (NIM) for the 2010 third quarter contracted 22 basis points to 3.31% from 3.53% in the immediately preceding second quarter, but was higher when compared with the 2009 third quarter NIM of 2.85%.   The company noted that a final adjustment to interest income related to investment securities acquired in the Innovative Bank transaction was identified subsequent to filing its June 30, 2010 financial statements.  This adjustment was recorded in the third quarter of 2010 and reduced investment income for the quarter ended September 30, 2010 by approximately $446,000, which adversely impacted the company’s yield on investment securities.

Noninterest income for the 2010 third quarter totaled $4.4 million, including a $257,000 gain on sale of loans.  In the preceding second quarter, noninterest income totaled $11.1 million, including a $5.9 million bargain purchase gain and a gain on the sale of loans of $1.2 million.  Noninterest income for the prior-year third quarter amounted to $3.3 million, for which there were no comparable gains.

Total noninterest expense for the 2010 third quarter rose less than 1% to $12.4 million from $12.3 million in the preceding second quarter primarily reflecting non-recurring expenses associated with the full systems integration and branch closure and improvements related to the FDIC-assisted transaction.  Total noninterest expense for the prior-year third quarter was $11.7 million.  The company’s efficiency ratio for the 2010 third quarter was 57.61%.  This compares with 2010 second quarter efficiency ratio of 43.01%, which benefited from a $5.9 million bargain purchase gain, and an efficiency ratio of 64.53% for the 2009 third quarter.

For the 2010 third quarter, Center Financial posted net income of $6.0 million, or $0.13 per diluted common share, after a loan loss provision of $4.0 million and an income tax benefit of $846,000.  The company said its income tax benefit for the quarter was due to a reduction in the deferred tax asset valuation allowance by approximately $2.0 million from the June 30, 2010 balance.  Net income for the preceding quarter amounted to $7.5 million, or $0.17 per diluted common share, which included a loan loss provision of $5.0 million, an income tax provision of $3.8 million and a bargain purchase gain of $5.9 million.  In the 2009 third quarter, the company incurred a net loss of $2.5 million, or $0.19 per common share, after a loan loss provision of $10.6 million and an income tax benefit of $1.6 million.

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Center Financial Corporation	NASDAQ: CLFC
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For the 2010 third quarter, Center Financial posted a return on average assets (ROAA) of 1.04% and a return on average equity (ROAE) of 8.83%.  This compares with an ROAA of 1.38% and an ROAE of 11.43% for the 2010 second quarter.  For the year-ago third quarter, the company reported a loss on average assets equal to 0.45% and a loss on average equity of 5.01%.

Yoo concluded:  “During the quarter, we completed the systems integration of the former Innovative Bank (IB) operations.  The IB Fashion District branch was closed, and our customers were transferred to one of two Center Bank branches located within a mile’s distance.  We are optimistic about our growth prospects in Northern California as we recently launched a new marketing campaign, following the completion of branch improvements.  In October, we reopened our Denver loan production office to further expand our SBA business development activities.  These efforts will be important components of our overall strategic objectives as we dedicate more of our attention to growing our earnings capacity and capitalizing on the opportunities in the current environment.”

Use of Non-GAAP Financial Measures

This news release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. Tangible common equity per common share and tangible common equity to tangible assets are non-GAAP financial measures.  Tangible common equity was calculated as total shareholders’ equity less preferred stock and related dividend and accretion of preferred stock discount and net intangible assets.  Tangible common equity to tangible assets represents tangible common equity divided by total assets less net intangible assets. The calculation of tangible common equity may differ among companies in light of diversity in presentation in the marketplace. Management believes that these measures are useful when comparing banks with preferred stock due to TARP funding to banks without preferred stock on their balance sheet and for evaluating a company’s capital levels. This information is being provided in response to market participant interest in these financial metrics. This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP. The reconciliations of these non-GAAP financial measures to GAAP financial measure included in this news release are attached herein.

Investor Conference Call

The company will host an investor conference call on Thursday, October 28, 2010 at 9 a.m. PDT (12 noon EDT) to review financial results for its 2010 third quarter.  The institutional investment community is invited to participate in the call by dialing 866-783-2145 (domestic) or 857-350-1604 (international) and entering passcode 60011737.  Other interested parties are invited to listen to the live call through a listen-only audio Web broadcast via the Internet in the Investor Relations section of www.centerbank.com.  Listeners are encouraged to visit the Web site at least 15 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  For those who are not available to listen to the live broadcast, the audio broadcast will be archived for one year.  A telephonic replay of the call will be available through Thursday, August 5, 2010 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering replay passcode 24855323.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers.  Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s leading financial institutions focusing on the Korean-American community, with total assets of $2.27 billion at September 30, 2010.  Headquartered in Los Angeles, Center Bank operates a total of 22 full-service branches and two loan production office.  The company has 16 full-service branches located throughout Southern California and three branches in Northern California.  Center Bank also operates two branches and one loan production office in the Seattle area, one branch in Chicago and a loan production office in Denver.  Center Bank is a California state-

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Center Financial Corporation	NASDAQ: CLFC
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chartered institution and its deposits are insured by the FDIC to the extent provided by law.  For additional information on Center Bank, visit the company’s Web site at www.centerbank.com

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2009 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission (SEC) are incorporated herein by reference. These factors include, but are not limited to: the health of the national and California economies; competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; customers’ service expectations; changes in interest rates; loan portfolio performance; the company’s ability to secure buyers for foreclosed properties; the successful integration and operations of the FDIC-assisted acquisition; the company’s ability to sustain profitable operations; the company’s ability to capitalize on strategic growth opportunities; and the company’s ability to enhance its earnings capacity. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

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CENTER FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands)

	9/30/10	12/31/09
ASSETS
Cash and due from banks	$33,491	$34,294
Federal funds sold	198,285	145,810
Interest-bearing deposits in other banks	89,236	52,698
Cash and cash equivalents	321,012	232,802

Securities available for sale, at fair value	290,803	370,427
Non-covered loans held for sale, at the lower of cost or fair value	50,723	23,318
Federal Home Loan Bank and Pacific Coast Bankers Bank stock, at cost	15,642	15,673
Non-covered loans, net of allowance for loan losses of $54,460 as of September 30, 2010 and $58,543 as of December 31, 2009	1,361,051	1,455,824
Covered loans	112,674	-
Premises and equipment, net	13,698	13,368
FDIC loss share receivable	23,652	-
Core deposit intangibles, net	474	-
Customers’ liability on acceptances	1,412	2,341
Non-covered other real estate owned	4,548	4,278
Covered other real estate owned	1,459	-
Accrued interest receivable	5,487	6,879
Deferred income taxes, net	10,095	11,551
Investments in affordable housing partnerships	10,314	11,522
Cash surrender value of life insurance	12,691	12,392
Income tax receivable	16,354	16,140
Prepaid regulatory assessment fees	8,808	11,483
Other assets	6,542	4,802
Total	$2,267,439	$2,192,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Noninterest-bearing	$383,508	$352,395
Interest-bearing	1,408,773	1,395,276
Total deposits	1,792,281	1,747,671

Acceptances outstanding	1,412	2,341
Accrued interest payable	5,558	5,803
Other borrowed funds	168,538	148,443
Long-term subordinated debentures	18,557	18,557
Accrued expenses and other liabilities	10,403	13,927
Total liabilities	1,996,749	1,936,742
Commitments and Contingencies	-	-

Shareholders’ Equity
Preferred stock, no par value; 10,000,000 shares authorized; issued and outstanding, 55,000 shares and 128,500 shares as of September 30, 2010 and December 31, 2009, respectively
Series A, cumulative, issued and outstanding, 55,000 shares as of September 30, 2010 and December 31, 2009	53,347	53,171
Series B, non-cumulative, convertible, issued and outstanding, none and 73,500 shares as of September 30, 2010 and December 31, 2009, respectively	-	70,000
Common stock, no par value; 100,000,000 and 40,000,000 shares authorized; issued and outstanding, 39,902,811 and 20,160,726 shares (including 65,784 shares and 10,050 of unvested restricted stock) as of September 30, 2010 and December 31, 2009, respectively	187,621	88,060
Retained earnings	26,300	41,314
Accumulated other comprehensive income, net of tax	3,422	3,513
Total shareholders’ equity	270,690	256,058
Total	$2,267,439	$2,192,800

CENTER FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	9/30/10	6/30/10	9/30/09	9/30/10	9/30/09
Interest and Dividend Income:
Interest and fees on loans	$22,513	$21,388	$23,128	$64,529	$72,181
Interest on federal funds sold	127	102	162	289	310
Interest on investment securities	1,499	2,859	2,426	7,302	7,060
Total interest and dividend income	24,139	24,349	25,716	72,120	79,551

Interest Expense:
Interest on deposits	5,137	5,060	9,031	15,658	27,668
Interest on borrowed funds	1,747	1,671	1,736	5,021	5,336
Interest expense on trust preferred securities	155	143	156	438	529
Total interest expense	7,039	6,874	10,923	21,117	33,533

Net interest income before provision for loan losses	17,100	17,475	14,793	51,003	46,018
Provision for loan losses	4,000	5,000	10,561	16,000	54,847
Net interest income (loss) after provision for loan losses	13,100	12,475	4,232	35,003	(8,829)

Noninterest Income:
Customer service fees	2,043	2,086	2,008	6,161	6,004
Fee income from trade finance transactions	684	720	543	2,062	1,679
Wire transfer fees	321	331	275	933	820
Gain on business acquisition	-	5,900	-	5,900	-
Gain on sale of loans	257	1,203	-	1,460	-
Net gain (loss) on sale of securities available for sale	-	-	(7)	2,209	(55)
Loan service fees	565	427	167	1,153	626
Other income	539	391	356	1,279	1,480
Total noninterest income	4,409	11,058	3,342	21,157	10,554

Noninterest Expense:
Salaries and employee benefits	4,653	4,647	4,671	13,640	13,645
Occupancy	1,388	1,437	1,214	4,020	3,644
Furniture, fixtures, and equipment	756	640	713	1,903	1,757
Data processing	832	654	591	1,950	1,708
Legal fees	567	279	174	1,152	824
Accounting and other professional fees	309	546	425	1,170	1,187
Business promotion and advertising	376	415	289	1,048	971
Supplies and communications	440	396	368	1,100	1,096
Security service	320	285	269	840	775
Regulatory assessment	1,073	1,037	642	3,096	2,876
Merger related expenses	-	129	-	129	-
OREO related expenses	170	400	1,152	1,529	1,305
Other operating expenses	1,508	1,408	1,195	3,950	3,807
Total noninterest expense	12,392	12,273	11,703	35,527	33,595

Income (loss) before income tax provision (benefit)	5,117	11,260	(4,129)	20,633	(31,870)
Income tax provision (benefit)	(846)	3,758	(1,605)	4,400	(13,834)

Net income (loss)	5,963	7,502	(2,524)	16,233	(18,036)

Preferred stock dividends and accretion of preferred stock discount	(748)	(746)	(742)	(31,246)	(2,211)

Net income (loss) available to common shareholders	5,215	6,756	(3,266)	(15,013)	(20,247)

Other comprehensive income (loss)	144	1,013	1,365	(91)	2,991

Comprehensive income (loss)	$6,107	$8,515	$(1,159)	$16,142	$(15,045)

Earnings (loss) per common share:
Basic	$0.13	$0.17	$(0.19)	$(0.44)	$(1.21)
Diluted	$0.13	$0.17	$(0.19)	$(0.44)	$(1.21)
Average common shares outstanding:
Basic	39,902,114	39,895,181	16,788,950	33,762,755	16,787,986
Diluted	39,912,160	39,908,346	16,788,950	33,762,755	16,787,986

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)

	Three Months Ended
	9/30/10		6/30/10		9/30/09
	Average Balance	Annualized Average Rate/Yield	Average Balance	Annualized Average Rate/Yield	Average Balance	Annualized Average Rate/Yield
Assets:
Interest-earning assets:
Loans	$1,523,012	5.86%	$1,498,956	5.72%	$1,553,814	5.91%
Federal funds sold	228,116	0.22	185,860	0.22	254,853	0.25
Investments	300,231	1.98	298,392	3.84	251,891	3.82
Total interest-earning assets	2,051,359	4.67	1,983,208	4.92	2,060,558	4.95
Noninterest-earning assets:
Cash and due from banks	109,237		89,749		84,367
Bank premises and equipment, net	13,091		12,845		13,975
Customers’ acceptances outstanding	2,100		2,353		2,587
Accrued interest receivables	5,012		6,165		7,427
Other assets	102,399		84,064		62,418
Total noninterest-earning assets	231,839		195,176		170,774
Total assets	$2,283,198		$2,178,384		$2,231,332

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$519,943	1.14%	$475,608	1.15%	$496,907	1.75%
Savings	92,288	2.53	92,390	2.69	80,529	3.24
Time certificates of deposit over $100,000	505,758	1.38	499,851	1.46	597,068	2.64
Other time certificates of deposit	301,881	1.70	265,746	1.91	341,459	2.56
	1,419,870	1.44	1,333,595	1.52	1,515,963	2.36
Other borrowed funds	169,844	4.08	167,541	4.00	159,775	4.31
Long-term subordinated debentures	18,557	3.31	18,557	3.09	18,557	3.34
Total interest-bearing liabilities	1,608,271	1.74	1,519,693	1.81	1,694,295	2.56
Noninterest-bearing liabilities:
Demand deposits	379,286		379,059		322,370
Total funding liabilities	1,987,557	1.41%	1,898,752	1.45%	2,016,665	2.15%
Other liabilities	27,722		18,488		14,611
Total noninterest-bearing liabilities	407,008		397,547		336,981
Shareholders’ equity	267,919		261,144		200,056
Total liabilities and shareholders’ equity	$2,283,198		$2,178,384		$2,231,332

Net interest income
Cost of deposits		1.13%		1.19%		1.95%
Net interest spread		2.93%		3.11%		2.39%
Net interest margin		3.31%		3.53%		2.85%

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	9/30/10		9/30/09
		Annualized		Annualized
	Average	Average	Average	Average
	Balance	Rate/Yield	Balance	Rate/Yield
Assets:
Interest-earning assets:
Loans	$1,539,882	5.60%	$1,614,596	5.98%
Federal funds sold	173,785	0.22	180,436	0.23
Investments	326,820	2.99	228,200	4.14
Total interest-earning assets	2,040,487	4.73	2,023,232	5.26
Noninterest - earning assets:
Cash and due from banks	97,395		59,980
Bank premises and equipment, net	13,099		14,366
Customers’ acceptances outstanding	2,283		3,166
Accrued interest receivables	5,890		7,108
Other assets	82,536		54,063
Total noninterest-earning assets	201,203		138,683

Total assets	$2,241,690		$2,161,915

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$500,282	1.11%	$480,777	1.94%
Savings	93,068	2.61	65,254	3.40
Time certificates of deposit over $100,000	511,853	1.55	663,781	2.40
Other time certificates of deposit	275,656	1.82	222,982	4.27
	1,380,859	1.52	1,432,794	2.58
Other borrowed funds	166,811	4.02	168,199	4.24
Long-term subordinated debentures	18,557	3.16	18,557	3.81
Total interest-bearing liabilities	1,566,227	1.80	1,619,550	2.77
Noninterest-bearing liabilities:
Demand deposits	370,831		311,058
Total funding liabilities	1,937,058	1.46%	1,930,608	2.32%
Other liabilities	42,879		18,757
Total noninterest-bearing liabilities	413,710		329,815
Shareholders’ equity	261,753		212,550
Total liabilities and shareholders’ equity	$2,241,690		$2,161,915

Net interest income
Cost of deposits		1.20%		2.12%
Net interest spread		2.92%		2.49%
Net interest margin		3.34%		3.04%

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	As of the Dates Indicated
	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
Deposits
Demand deposits (noninterest-bearing)	$383,508	$397,598	$360,520	$352,395	$332,541
Money market accounts and NOW	497,362	505,217	445,999	528,331	503,006
Savings	89,067	94,486	90,294	86,567	77,698
	969,937	997,301	896,813	967,293	913,245
Time deposits
Less than $100,000	302,745	303,582	227,909	256,020	322,141
$100,000 or more	519,599	499,112	500,590	524,358	574,829
Total deposits	$1,792,281	$1,799,995	$1,625,312	$1,747,671	$1,810,215

As a percentage of total deposits:
Demand deposits (noninterest-bearing)	21.4%	22.1%	22.2%	20.2%	18.4%
Money market accounts and NOW	27.8%	28.1%	27.4%	30.2%	27.8%
Savings	5.0%	5.2%	5.6%	5.0%	4.2%
	54.1%	55.4%	55.2%	55.4%	50.4%
Time deposits
Less than $100,000	16.9%	16.9%	14.0%	14.6%	17.8%
$100,000 or more	29.0%	27.7%	30.8%	30.0%	31.8%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)

	As of the Dates Indicated
	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
Non-covered Loans
Real Estate:
Construction	$14,987	$15,052	$16,620	$21,014	$21,800
Commercial	918,882	937,792	985,479	1,007,794	1,095,858
Commercial	279,450	296,195	299,738	295,289	290,675
Trade Finance	65,666	53,342	43,370	39,290	43,602
SBA	69,029	60,531	65,460	49,933	43,969
Consumer and other	119,187	111,919	111,772	125,560	97,841
Non-covered Loans	1,467,201	1,474,831	1,522,439	1,538,880	1,593,745

Less:
Allowance for loan losses	54,460	58,435	61,011	58,543	63,978
Deferred loan fees	31	188	290	331	483
Discount on SBA loans retained	936	997	799	864	931
Net Non-covered Loans	$1,411,774	$1,415,211	$1,460,339	$1,479,142	$1,528,353

As a percentage of non-covered loans:
Real Estate:
Construction	1.0%	1.0%	1.1%	1.4%	1.4%
Commercial	62.6%	63.6%	64.7%	65.5%	68.8%
Commercial	19.0%	20.1%	19.7%	19.2%	18.2%
Trade Finance	4.5%	3.6%	2.8%	2.6%	2.7%
SBA	4.7%	4.1%	4.3%	3.2%	2.8%
Consumer and other	8.1%	7.6%	7.4%	8.1%	6.1%
Non-covered Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Covered Loans
	9/30/10		6/30/10
	Amount	%	Amount	%
Real Estate:
Construction	$-	0.0%	$-	0.0%
Commercial	73,043	64.8%	76,280	62.3%
Commercial	9,698	8.6%	12,388	10.1%
Trade Finance	-	0.0%	-	0.0%
SBA	29,022	25.8%	32,438	26.5%
Consumer and other	911	0.8%	1,256	1.0%
Covered Loans	$112,674	100.0%	$122,362	100.0%

Total Loans
	9/30/10		6/30/10
	Amount	%	Amount	%
Real Estate:
Construction	$14,987	0.9%	$15,052	0.9%
Commercial	991,925	62.8%	1,014,072	63.5%
Commercial	289,148	18.3%	308,583	19.3%
Trade Finance	65,666	4.2%	53,342	3.3%
SBA	98,051	6.2%	92,969	5.8%
Consumer and other	120,098	7.6%	113,175	7.1%
Total Loans	$1,579,875	100.0%	$1,597,193	100.0%

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	9/30/10	6/30/10	12/31/09	9/30/09
Non-covered nonperforming loans:
Construction Real Estate	$4,029	$4,540	$8,441	$5,309
Commercial Real Estate	28,639	51,057	42,678	25,167
Commercial	7,631	7,445	8,290	8,236
Consumer	229	281	339	909
Trade Finance	-	1,196	1,498	1,196
SBA	2,653	2,972	2,207	2,185
Total non-covered nonperforming loans	43,181	67,491	63,453	43,002
Other real estate owned	4,548	2,778	4,278	4,813
Non-covered nonperforming assets	47,729	70,269	67,731	47,815

Guaranteed portion of nonperforming loans	3,022	3,250	2,816	3,134
Total non-covered nonperforming assets, net of guarantees	$44,707	$67,019	$64,915	$44,681
Performing TDR’s not included above	$23,898	$17,709	$4,414	$4,400

Ratios:

Non-covered nonperforming loans to gross non-covered loans	2.94%	4.58%	4.12%	2.70%
Non-covered nonperforming assets to gross non-covered loans and other real estate owned	3.24	4.76	4.39	2.99

Delinquency:

Delinquent loans 30-89 days past due	$11,521	$11,582	$13,439	$15,638
Total nonperforming loans	43,181	67,491	63,453	43,002
Total delinquent non-covered loans	$54,702	$79,073	$76,892	$58,640

Covered nonperforming assets:
Covered nonperforming loans	$10,890	$13,358	$-	$-
Covered other real estate owned	1,459	1,560	-	-
Total covered nonperforming assets	$12,349	$14,918	$-	$-

Ratios:
Covered nonperforming loans to covered loans	9.67%	10.92%	-%	-%
Covered nonperforming assets to total assets	0.54	0.66	-	-

Total nonperforming assets:
Total nonperforming loans	$54,071	$80,849	$63,453	$43,002
Other real estate owned	6,007	4,338	4,278	4,813
Total nonperforming assets	$60,078	$85,187	$67,731	$47,815

Ratios:
Nonperforming loans to total gross loans	3.42%	5.06%	4.12%	2.70%
Nonperforming assets to total assets	2.65	3.74	3.09	2.17

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	Nine Months Ended and as of 9/30/10	Six Months Ended and as of 6/30/10	Three Months Ended and as of 3/31/10	Year Ended and as of 12/31/09	Nine Months Ended and as of 9/30/09
Balances
Average total non-covered loans outstanding during the period	$1,498,908	$1,517,404	$1,534,369	$1,637,703	$1,661,384
Total non-covered loans outstanding at end of period	$1,466,234	$1,473,646	$1,521,350	$1,537,685	$1,592,331

Allowance for Loan Losses:
Balance at beginning of period	$58,543	$58,543	$58,543	$38,172	$38,172
Charge-offs:
Construction Real Estate	419	-	-	6,844	5,078
Commercial Real Estate	16,178	10,040	3,659	23,742	7,173
Commercial	5,011	3,747	532	23,795	15,305
Consumer	563	238	190	1,599	1,298
SBA	1,008	872	331	941	786
Trade Finance	1,448	251	-	911	-
Total charge-offs	24,627	15,148	4,712	57,832	29,640
Recoveries
Construction Real Estate	123	-	-	-	-
Commercial Real Estate	1,357	105	43	-	-
Commercial	2,817	2,789	53	269	253
Consumer	96	66	44	394	299
SBA	151	80	40	67	46
Trade Finance	-	-	-	1	1
Total recoveries	4,544	3,040	180	731	599
Net loan charge-offs	20,083	12,108	4,532	57,101	29,041
Provision for loan losses	16,000	12,000	7,000	77,472	54,847
Balance at end of period	$54,460	$58,435	$61,011	$58,543	$63,978

Ratios:
Net loan charge-offs to average non-covered loans*	1.79%	1.61%	1.20%	3.49%	2.33%
Provision for loan losses to average total non-covered loans*	1.43	1.59	1.85	4.73	4.40
Allowance for loan losses to gross non-covered loans at end of period	3.71	3.97	4.01	3.81	4.01
Allowance for loan losses to non-covered nonperforming loans	126.1	86.6	86.6	92.3	148.8
Net loan charge-offs to allowance for loan losses at end of period*	49.30	41.78	30.13	97.54	60.52
Net loan charge-offs to provision for loan losses	125.52	100.90	64.74	73.71	52.95
* Ratios are annualized for comparability purposes

	Three Months Ended					Nine Months Ended
	9/30/10	6/30/10	3/31/10	9/30/09		9/30/10	9/30/09
Performance ratios:
Return (loss) on average assets	1.04%	1.38%	0.53%	(0.45	) %	0.97%	(1.12	) %
Return (loss) on average equity	8.83	11.43	4.34	(5.01)		8.29	(11.35)
Efficiency ratio	57.61	43.01	49.12	64.53		49.23	59.38
Net loans to total deposits at period end	85.06	85.38	89.85	84.43		85.06	84.43
Net loans to total assets at period end	67.23	67.49	70.15	69.41		67.23	69.41

Capital ratios:
Leverage capital ratio
Consolidated Company	12.55%	12.38%	12.82%	9.45%
Center Bank	12.31	12.09	12.46	9.03
Tier 1 risk-based capital ratio
Consolidated Company	18.04	17.19	16.94	12.14
Center Bank	17.68	16.77	16.45	11.58
Total risk-based capital ratio
Consolidated Company	19.32	18.47	18.23	13.42
Center Bank	18.96	18.05	17.73	12.86

CENTER FINANCIAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Dollars in thousands, except per share data)

	9/30/10	12/31/09

Total shareholders’ equity	$270,690	$256,058
Less:
Preferred stock	(53,347)	(123,171)
Common stock warrant	(1,026)	(1,026)
Intangible assets, net	(474)	-
Tangible common equity	$215,843	$131,861

Total assets	$2,267,439	$2,192,800
Less : Intangible assets, net	(474)	-
Tangible assets	$2,266,965	$2,192,800

Common shares outstanding	39,902,811	20,160,726

Tangible common equity per common share	$5.41	$6.54
Tangible common equity to tangible assets	9.52%	6.01%